UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 17, 2013

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

BSQUARE Corporation (the “Company”) today announced that Brian Crowley will be stepping down as the Company’s President and Chief Executive Officer effective September 30, 2013 and from the Company’s Board of Directors (the “Board”) effective immediately. Jerry Chase, who joined the Board on July 1, 2013, was appointed as the Company’s interim Chief Executive Officer effective September 23, 2013.

Mr. Crowley’s seat on the Board will remain vacant at this time. In conjunction with his appointment as the Company’s interim Chief Executive Officer, Mr. Chase will resign his appointments on the Company’s Audit Committee and Governance and Nominating Committee. Andrew Harries, the Chairman of the Board, will replace Mr. Chase on the Audit Committee, and Mr. Chase’s seat on the Governance and Nominating Committee will remain vacant at this time.

Pursuant to the terms of his employment agreement and subject to the execution of a separation and release agreement, Mr. Crowley will receive severance equal to six months of his current annual base salary, paid in accordance with the Company’s regular payroll schedule, and Mr. Crowley’s outstanding equity awards will continue to vest until March 31, 2014, after which he will have until June 30, 2014 to exercise any outstanding stock options. In addition, the Company will subsidize Mr. Crowley’s COBRA costs through March 31, 2014 to the same extent the Company subsidizes other employees with similar benefit elections.

Effective October 1, 2013, the Company will enter into an individual contractor services agreement with Mr. Crowley pursuant to which the Company will compensate him at his current salary rate to assist the Company with the management transition and related activities and reimburse him for his pre-approved travel and other business expenses. The term of the agreement is six months and may be extended by the mutual agreement of the parties.

Mr. Chase will enter into an individual contractor services agreement with the Company pursuant to which the Company will compensate him at the rate of $1,180 per work day for his services as the Company’s interim Chief Executive Officer and reimburse him for his pre-approved travel and other business expenses. The term of the agreement is three months and may be extended by the mutual agreement of the parties.

A copy of the Company’s press release, dated September 23, 2013, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01    Other Events.

The record date for the Company’s 2013 Annual Meeting of Shareholders shall be October 16, 2013.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Dated: September 23, 2013	By:	/s/ Scott C. Mahan
Scott C. Mahan
Senior Vice President, Operations and Chief Financial Officer